UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March     , 2007

DEAR STOCKHOLDER:

You are invited to attend the 2007 Annual Meeting of Stockholders of Amgen Inc. to be held on Wednesday, May 9, 2007, at 10:00 A.M., local time, at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903.

At this year’s Annual Meeting you will be asked to: (i) elect four directors; (ii) ratify the selection of our independent registered public accountants; (iii) vote on amendments to the Restated Certificate of Incorporation and the Amended and Restated Bylaws to eliminate the classification of the Board of Directors; and (iv) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals if such proposals are properly presented at the meeting. The accompanying Notice of Meeting and Proxy Statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors, approval of the amendments to declassify the Board of Directors and ratification of its selection of independent registered public accountants are in our best interests and that of our stockholders, and, accordingly, recommends a vote FOR election of the four nominees for directors, FOR the approval of the amendments to declassify the Board and FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. The Board of Directors unanimously believes that the two stockholder proposals are not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the two stockholder proposals.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket. For instructions on how to obtain an admittance ticket, please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying Proxy Statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. You may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Voting on the Internet or by telephone may not be available to all stockholders. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Sincerely,

Kevin W. Sharer

Chairman of the Board, Chief Executive Officer and President

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 9, 2007

TO THE STOCKHOLDERS OF AMGEN INC.

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation, will be held on May 9, 2007, at 10:00 A.M., local time, at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903, for the following purposes:

1.	To elect four directors to the Board of Directors of Amgen for a three-year term of office expiring at the 2010 annual meeting of stockholders;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007;

3.	To approve amendments to the Restated Certificate of Incorporation to eliminate the classification of the Board of Directors;

4.	To approve amendments to the Amended and Restated Bylaws to eliminate the classification of the Board of Directors; and

5.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof, including the consideration of two stockholder proposals, if such proposals are properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 12, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and at any continuation, postponement or adjournment thereof.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

March     , 2007

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BANK, BROKER OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE ANNUAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM SUCH BANK, BROKER OR OTHER NOMINEE.

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

Contents:

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of Amgen Inc., a Delaware corporation (the “Company”), for use at the 2007 Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007, at 10:00 A.M. local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. We intend to mail this Proxy Statement and accompanying proxy card on or about March     , 2007 to all stockholders entitled to vote at the Annual Meeting. The Annual Meeting will be held at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903.

Who Can Vote

You are entitled to vote if you were a stockholder of record of our common stock, $.0001 par value as of the close of business on March 12, 2007. Your shares may be voted at the Annual Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

At the close of business on March 12, 2007,             shares of our common stock were outstanding and entitled to vote. A majority of the outstanding shares of our common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Proxy Card and Revocation of Proxy

You may vote by completing and mailing the enclosed proxy card. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the proxy holders named in the enclosed proxy (i) in favor of the election of all of the four director nominees; (ii) in favor of ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007; (iii) in favor of the amendments to the Restated Certificate of Incorporation to eliminate the classification of our Board; (iv) in favor of the amendments to the Amended and Restated Bylaws, or Bylaws, to eliminate the classification of our Board; and (v) against each of the two stockholder proposals (presuming they are properly presented at the Annual Meeting). In their discretion, the proxy holders named in the enclosed proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. In addition, other than the two stockholder proposals described in this Proxy Statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

If you are a stockholder of record voting by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy by sending to our Secretary at our principal executive office at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other record holder. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder, your broker.

Voting of Shares

Stockholders of record as of the close of business on March 12, 2007 are entitled to one vote for each share of our common stock held on all matters to be voted upon at the Annual Meeting. You may vote by attending the Annual Meeting and voting in person. You also may vote on the Internet, by telephone or by completing and mailing the enclosed proxy card. Voting on the Internet or by telephone may not be available to all stockholders. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on May 8, 2007. Stockholders who vote through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who vote by Internet or telephone need not return a proxy card by mail. If your shares are held by a bank, broker or other nominee, please refer to the instructions they provide for voting your shares. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Brokers generally have discretionary authority to vote on each of the following proposals, other than the two stockholder proposals.

In February 2007, the Board amended our Bylaws to adopt a majority voting standard for the election of directors in uncontested elections. Under this majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director nominee exceeds the number of votes cast “AGAINST” the nominee. For these purposes, abstentions will not count as a vote “FOR” or “AGAINST” a nominee’s election. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation, or whether other action should be taken, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of stockholder vote. Abstentions will have no effect in determining whether a director nominee has received a majority of the votes cast. Although brokers have discretionary authority to vote on the election of directors, if a broker submits a “non-vote,” it will have no effect in determining whether a director nominee has received a majority of the votes cast.

The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against the ratification. Although brokers have discretionary authority to vote on the ratification, if a broker submits a “non-vote,” it will have the same effect as a vote against the ratification.

The approval of the amendments to the Restated Certificate of Incorporation to eliminate the classification of the Board requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments. The approval of the amendments to the Bylaws to eliminate the classification of the Board requires the affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of our common stock entitled to vote on the election of directors. The proposed amendments to the Restated Certificate of Incorporation and the Bylaws to eliminate the classification of the Board of Directors will be effective only if the amendments to both the Restated Certificate of Incorporation and the Bylaws are approved by the required vote of stockholders and a Certificate of Amendment to the Restated

Certificate of Incorporation, which includes the amendments to the Restated Certificate of Incorporation approved by stockholders, is filed with the Secretary of State of the State of Delaware. Abstentions will have the same effect as votes against the amendments. Although brokers have discretionary authority to vote on the amendments, if a broker submits a “non-vote,” it will have the same effect as a vote against the amendments.

The approval of each of the two stockholder proposals, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes against such proposals, and broker non-votes will have no effect on the result of the votes on such proposals.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for such services. In addition, we have retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $9,000, plus reasonable out-of-pocket expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

In order to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our common stock as of the close of business on March 12, 2007. To receive an admittance ticket, you will need to complete and return the postage-paid reply card attached to this Proxy Statement. If you elected electronic delivery of this Proxy Statement, you will receive an e-mail with instructions for obtaining an admittance ticket. Each stockholder is entitled to one admittance ticket.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation and our Bylaws, the Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, with members of each class serving for a three-year term. Each year only one class of directors is subject to a stockholder vote. Based upon the recommendation of the Governance and Nominating Committee, Mr. Frank J. Biondi, Jr., Mr. Jerry D. Choate, Mr. Frank C. Herringer and Dr. Gilbert S. Omenn are nominees for re-election to the Board. If elected at the Annual Meeting, each would serve until the 2010 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier retirement, resignation, disqualification, removal or death. However, if you approve the proposals in Items 3 and 4 below to eliminate the classification of the Board, then the terms of all directors, including those elected at this Annual Meeting, will end at the next annual meeting of stockholders. Thereafter, all directors will be elected for one-year terms and until their successors are elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

Vacancies on the Board may be filled only by persons elected by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve for the remainder of the full term of the class of directors in which the vacancy occurred (or, if the proposals to eliminate the classified Board are adopted, until the next annual meeting of stockholders) and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death. The authorized number of members of the Board is set by resolution of the Board and is currently ten.

Each share of our common stock is entitled to one vote for each of the four director nominees and will be given the option of voting “FOR” or “AGAINST” each director, or to “ABSTAIN.” Cumulative voting is not permitted. It is the intention of the proxy holders named in the enclosed proxy to vote the proxies received by them in favor of the election of the four nominees named below unless the proxies direct otherwise. If any nominee should become unavailable for election prior to the Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

A director nominee is elected only if he or she received a majority of the votes cast, which means that the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee by the shares present in person or represented by proxy and entitled to vote. Abstentions and broker non-votes will not be counted to determine whether a nominee has received a majority of votes cast. Under our Bylaws, any director nominee who is an incumbent director and does not receive a majority of the votes cast must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. Any such director will continue as a “holdover” director under Delaware corporation law until his or her successor has been elected and qualified or until the Board has accepted his or her resignation, if earlier.

Set forth below is biographical information for each nominee and for each person whose term of office as a director will continue after the Annual Meeting. There are no family relationships among any of our directors or among any of our directors and our executive officers.

Nominees for Election for a Three-Year Term Expiring at the 2010 Annual Meeting of Stockholders

FRANK J. BIONDI, JR.

Mr. Frank J. Biondi, Jr., age 62, has served as a director of the Company since January 2002. Since March 1999, he has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization. From April 1996 to November 1998, Mr. Biondi served as Chairman and Chief Executive Officer of Universal Studios, Inc. From July 1987 to January 1996, Mr. Biondi served as President and Chief Executive Officer of Viacom, Inc. Mr. Biondi is a director of Cablevision Systems Corp., Harrahs Entertainment, Inc., Hasbro, Inc., The Bank of New York Company, Inc. and Seagate Technology.

JERRY D. CHOATE

Mr. Jerry D. Choate, age 68, has served as a director of the Company since August 1998. From January 1995 to January 1999, Mr. Choate served as Chairman of the Board and Chief Executive Officer of The Allstate Corporation, an insurance holding company. From August 1994 to January 1995, Mr. Choate served as President and Chief Executive Officer of Allstate and had previously held various management positions at Allstate since 1962. Mr. Choate is a director of Valero Energy Corporation and H&R Block, Inc. and serves on the Board of Trustees for the Van Kampen Mutual Funds.

FRANK C. HERRINGER

Mr. Frank C. Herringer, age 64, has served as a director of the Company since May 2004. Mr. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. From 1991 to 1999, he served as Chief Executive Officer of Transamerica and from 1986 to 1999 he served as President. From 1999 to 2000, Mr. Herringer served on the Executive Board of Aegon N.V., and as Chairman of the Board of Aegon U.S.A. Mr. Herringer is a director of The Charles Schwab Corporation.

GILBERT S. OMENN

Dr. Gilbert S. Omenn, age 65, has served as a director of the Company since January 1987. Since September 1997, he has been Professor of Internal Medicine, Human Genetics and Public Health at the University of Michigan. From September 1997 to July 2002, Dr. Omenn also served as Executive Vice President for Medical Affairs and as Chief Executive Officer of the University of Michigan Health System. From July 1982 to September 1997, Dr. Omenn was the Dean of the School of Public Health and Community Medicine and Professor of Medicine at the University of Washington. Dr. Omenn is a director of Rohm & Haas Co. and OccuLogix, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOUR NAMED NOMINEES.

Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders

DAVID BALTIMORE

Dr. David Baltimore, age 69, has served as a director of the Company since June 1999. He is currently President Emeritus of and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or CalTech. From October 1997 to September 2006, Dr. Baltimore was the President of CalTech. From July 1995 to October 1997, Dr. Baltimore was an Institute Professor at the Massachusetts Institute of Technology, or MIT, and from July 1994 to October 1997, the Ivan R. Cottrell Professor of Molecular Biology and Immunology at MIT. Dr. Baltimore is a director of BB Biotech, AG, a Swiss investment company, and MedImmune, Inc. In 1975, Dr. Baltimore was the co-recipient of the Nobel Prize in Medicine.

JUDITH C. PELHAM

Ms. Judith C. Pelham, age 61, has served as a director of the Company since May 1995. She is currently President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and the third largest Catholic healthcare system in the U.S. From May 2000 to December 2004, Ms. Pelham was President and Chief Executive Officer of Trinity Health. From January 1993 to April 2000, Ms. Pelham was the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care established to carry out the health ministry sponsored by the Sisters of Mercy Regional Community of Detroit. From 1982 to 1992, Ms. Pelham was President and Chief Executive Officer of Daughters of Charity Health Services, Austin, Texas, a network of hospitals, home care and ambulatory services serving central Texas.

KEVIN W. SHARER

Mr. Kevin W. Sharer, age 59, has served as a director of the Company since November 1992. Since May 2000, Mr. Sharer has been Chief Executive Officer and President of the Company and has also been Chairman of the Board since December 2000. From October 1992 to May 2000, Mr. Sharer served as our President and Chief Operating Officer. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation, a telecommunications company. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company. Mr. Sharer is a director of 3M Company and Northrop Grumman Corporation.

Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

FREDERICK W. GLUCK

Mr. Frederick W. Gluck, age 71, has served as a director of the Company since February 1998. He is currently the Chairman of the Board and Chief Executive Officer of CytomX, Inc., a developer of cell sorting products. Mr. Gluck is a former managing partner of McKinsey & Company, Inc., an international management consulting firm. From 1967 to 1995, he served with McKinsey and from 1988 to 1994 he led the firm as its Managing Director, when he retired to join Bechtel Group, Inc., an engineering, construction and project management company, where he served as Vice Chairman and Director. Mr. Gluck retired from Bechtel in July 1998. He rejoined McKinsey as a consultant in 1998 and continued in that role until July 2003, when he retired. Mr. Gluck is a director of HCA Inc.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired), age 66, has served as a director of the Company since January 2001. He is currently a consultant for the Naval Studies Board. From September 2005 to September 2006, he served as Vice Chairman and Director of Metro Machine Corporation, a privately-held ship repair company. From July 2000 to September 2005, he served as President and Chief Operating Officer of Metro Machine. From December 1996 to September 1999, Adm. Reason was a Four Star Admiral and Commander-In-Chief of the U.S. Atlantic Fleet of the U.S. Navy. From August 1994 to November 1996, Adm. Reason served as Deputy Chief of Naval Operations. From June 1965 to July 1994, Adm. Reason served in numerous capacities, both at sea and ashore, in the U.S. Navy. Adm. Reason is a director of Norfolk Southern Corporation.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer, age 61, has served as a director of the Company since March 2004. He is currently a Senior Advisor for Texas Pacific Group, a private investment firm. Mr. Schaeffer is the former Chairman of the Board of Directors of WellPoint Inc., the largest health insurance company in the United States.

From 1992 through 2004, he was Chairman and Chief Executive Officer of WellPoint Health Networks Inc. Mr. Schaeffer was the Administrator of the U.S. Health Care Financing Administration from 1978 to 1980. He is Chairman of the Board of the National Institute for Health Care Management and a member of the Institute of Medicine. Mr. Schaeffer is a director of Allergan, Inc.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accountants for the year ending December 31, 2007, and has further directed that management submit this selection for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited our financial statements since our inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

The holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this matter must vote “FOR” this proposal in order for the selection of Ernst & Young to be ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2.

ITEM 3

AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION

ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board has unanimously adopted and now recommends for your approval a proposal to amend Article Fifth of our Restated Certificate of Incorporation to eliminate the classification of our Board. Article Fifth of our Restated Certificate of Incorporation currently provides for the classification of our Board into three classes and, at each annual meeting of stockholders, the members of one class are elected to three-year terms as directors. It also contains provisions relating to such classification concerning the filling of director vacancies.

If the proposed amendments to the Restated Certificate of Incorporation and the proposed amendments to the Bylaws described in Item 4 below, are approved by our stockholders, the classified Board will be eliminated, the current term of office of each director will end at the next annual meeting of stockholders, and directors will thereafter be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders.

If the proposed amendments to both the Restated Certification of Incorporation and the Bylaws are not approved by stockholders, the Board will remain classified, and the four directors elected at this Annual Meeting will each serve until the 2010 annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death. All other directors will continue in office for the remainder of their full three-year terms and until their successors are duly elected and qualified, subject to their earlier retirement, resignation, disqualification, removal or death.

The classified Board structure has been in place since the Company’s inception in 1986. The Board believes that the classified Board structure has provided us with certain advantages, including continuity and stability in the Board’s leadership and policies. We believe that this structure has facilitated long-term planning and enhanced the ability of the Board to implement business strategies. On the other hand, institutional and other investors note that a classified board of directors can make it more difficult for stockholders to change a majority of directors even where a majority of the stockholders are dissatisfied with the performance of incumbent directors. They believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for implementing these polices.

The Board examined these arguments, in light of our size and financial strength, and determined that the classified Board should be eliminated. The proposed amendments will allow stockholders to review and express their opinions on the performance of all directors each year rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, we do not believe that the continuity and stability of the Board’s membership and our policies and long-term strategic planning will be affected.

The text of the proposed amendments to the Restated Certificate of Incorporation is attached as Appendix A to this Proxy Statement.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments is required to approve the proposed amendments to the Restated Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 3.

If approved by stockholders, the proposed amendments to the Restated Certificate of Incorporation will be effective only if the proposed amendments to both the Restated Certificate of Incorporation and the Bylaws described in this Item 3 and Item 4 below are approved by the required vote of stockholders and we file a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendments to the Restated Certificate of Incorporation approved by stockholders, with the Secretary of the State of Delaware.

ITEM 4

AMENDMENTS TO BYLAWS

ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

The Board has determined and now unanimously recommends for your approval a proposal to repeal the provisions of our Bylaws that provide for the classification of our Board. Sections 17 and 18 of Article IV of our Bylaws currently provide for the classification of our Board into three classes, and, at each annual meeting of stockholders, the members of one class are elected to three-year terms as directors.

If the proposed amendments to the Bylaws and the proposed amendments to the Restated Certificate of Incorporation described in Item 3 above, are approved by our stockholders, the classified Board will be eliminated, the current term of office of each director will end at the next annual meeting of stockholders, and directors will thereafter be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of stockholders. Please refer to Item 3 above for more information concerning the Board’s determination to propose to eliminate the classified Board, which we incorporate herein by reference.

If the proposed amendments to both the Restated Certificate of Incorporation and Bylaws are not approved by stockholders, the Board will remain classified, and the four directors elected at this Annual Meeting will each serve until the 2010 annual meeting of stockholders. All other directors will continue in office for the remainder of their respective full three-year terms, subject to their earlier retirement, resignation, disqualification, removal or death.

The text of the proposed amendments to the Bylaws is attached as Appendix B to this Proxy Statement.

The affirmative vote of the holders of not less than 66 2/3% of the outstanding shares of our common stock entitled to vote on the election of directors is required to approve the proposed amendments to the Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 4.

If approved by stockholders, the proposed amendments to the Bylaws will be effective only if the proposed amendments to both the Restated Certificate of Incorporation and the Bylaws described in Item 3 above and this Item 4 are approved by the required vote of stockholders and we file a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendments to the Restated Certificate of the Incorporation approved by stockholders, with the Secretary of the State of Delaware.

ITEM 5

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the proposals set forth below at the Annual Meeting. If the stockholders or their respective representatives, who are qualified under Delaware law, are present at the Annual Meeting and properly submit their respective proposals for a vote, then the stockholder proposals will be voted upon at the Annual Meeting. The affirmative vote by holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for each stockholder proposal to pass.

In accordance with the Federal securities laws, the stockholder proposals and supporting statements are presented below exactly as submitted by the stockholders and are quoted verbatim (including footnotes) and are in italics. The stockholder proposals and supporting statements are presented in the order in which the Company received them from the stockholder proponents. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including footnotes and websites contained in the supporting statements. Any references to a website is not intended to function as a hyperlink, and the information contained on any such website is not intended to be part of this Proxy Statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH OF THE STOCKHOLDER PROPOSALS, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” BOTH STOCKHOLDER PROPOSALS #1 AND #2.

Stockholder Proposal #1

Gloria J. Eddie, 1060 Cambridge Ave., Menlo Park, CA 94025, owner of 100 shares of our common stock, has notified the Company that she intends to submit the following proposal at the Annual Meeting:

ANIMAL WELFARE POLICY

This Proposal is submitted by Gloria J. Eddie.

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy and is therefore below the industry standard.

However, the disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent.2 Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept... even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

[1]	PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.

[2]

In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world” (http://www.azcentral.com/arizonarepublic/eastvalleyopinions/articles/1021cr-edit21.html)

[3]

The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Amgen is supportive of the principles of protecting the welfare of animals that underlie the proposal but believes that the actions proposed by the proponent are unnecessary. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, and other serious illnesses. With a broad and deep pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. We approach all studies involving animals with the highest level of humane concern. Not only is Amgen’s record and policy of animal care not “below the industry standard,” as the proposal claims, the care of all the animals in our studies meets or exceeds relevant local, national and international regulations.

Amgen makes every effort to use in vitro (non-animal) testing wherever possible. In addition, through our affiliations with industry, government and academic groups, we are working with regulators in an effort to increase the use of alternative models where such alternatives can be used appropriately. We are, however, legally obligated to evaluate potential new medicines rigorously to ensure that, to the greatest extent possible, they have been shown to be safe and effective. In vivo (animal) testing is a necessary and legally mandated component of biomedical research because the complexity of the human or animal body cannot yet be modeled adequately by computer or cell culture systems. However, Amgen is fully committed to replacing in vivo testing with other procedures wherever such tests are scientifically valid and do not compromise patient safety or the effectiveness of our medicines.

Amgen currently has an established corporate policy designed to safeguard the welfare of animals involved in studies conducted by Amgen, the protocols and demands of which meet or exceed the standards of care and humaneness set by the National Research Council of the National Academy of Sciences, the National Institutes of Health; and the U.S. Department of Agriculture as mandated under the Animal Welfare Act. When animal studies are deemed necessary, it is Amgen’s policy that (1) animals are treated humanely, ethically and in accordance with veterinary practices that meet currently accepted laboratory animal care standards to promote their comfort and well-being; (2) that their use is scientifically justified; and (3) that their care and treatment are carefully scrutinized by an effective institutional animal care and use review process. Further, Company facilities are required to meet currently accepted laboratory animal care standards.

In addition, when Amgen employs contract research organizations to conduct studies on its behalf, such partners are required to demonstrate their compliance with applicable regulations and standards. Not only does Amgen impose oversight over these contractors’ conduct of studies, including specific monitoring of animal welfare, but such organizations are also typically held accountable to many regulatory authorities and accrediting agencies including, among others, the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Public Health Service (PHS) and the Association for Assessment and Accreditation of Laboratory Animal Care International (AAALAC). Moreover, Amgen has taken this practice of oversight a step further, instituting a formal policy that contains standards for animal welfare, both for itself and its contract partners, that exceeds the requirements of law.

Similarly, the Board has oversight over the Company’s business operations and, in particular, the Board’s Corporate Responsibility and Compliance Committee would be apprised of any significant compliance violations involving the use of animals in the Company’s research and development efforts.

Because of Amgen’s existing efforts, policies and practices, together with Board and committee oversight, the Board does not believe that this proposal is necessary. The Board believes that the Company’s existing program is sufficient to ensure that the highest level of care for animals is used both by us and by our contract laboratories. In addition, the Board believes that publishing an additional report to stockholders would be an inefficient use of Company resources that would be better devoted to building on Amgen’s tradition of medical breakthroughs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #1.

Stockholder Proposal #2

Calvert Group, LTD, Fund Administration, 4550 Montgomery Avenue, Suite 1000N, Bethesda, MD 20814, owner of 1,087,669 shares of our common stock, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

SUSTAINABILITY REPORT RESOLUTION

2007 — Amgen Inc.

Whereas:

Investors increasingly seek disclosure of companies’ social and environmental practices in the belief that they impact shareholder value. Many investors believe companies that are good employers, environmental stewards, and corporate citizens are more likely to generate incremental financial returns, be more stable in turbulent economic and political conditions, and enjoy long-term business success.

Mainstream financial companies are seeking tools to understand the links between sustainability performance and capital markets. According to research consultant Innovest, major investment firms including ABN-AMRO, Schroders, T. Rowe Price, and Legg Mason subscribe to information on companies’ social and environmental practices to help make investment decisions.

Sustainability refers to endeavors that meet present needs without impairing the ability of future generations to meet their own needs. It includes “encouraging long lasting social well being in communities where [companies] operate, interacting with different stakeholders (e.g. clients, suppliers, employees, government, local communities, and non-governmental organizations), and responding to their specific and evolving needs, thereby securing a long-term ‘license to operate,’ superior customer and employee loyalty, and ultimately superior financial returns.” (Dow Jones Sustainability Group)

In 2005, approximately 2045 companies globally produced reports on sustainability issues, (www.corporateregister.com)

Amgen competes internationally, and global expectations regarding sustainability reporting are increasing. The European Commission recommends corporate sustainability reporting, and listed companies in Australia, South Africa and France are required to provide investors with information on their social and environmental performance.

Companies increasingly recognize that transparency and dialogue about sustainability are elements of business success. In his message to stakeholders, Hank McKinnell, Pfizer’s Chairman of the Board and Chief Executive Officer, states in the company’s 2005 Corporate Citizenship Report, “All our interests are best served when our colleagues think and act not with the next quarter in mind, but the next generation. Acting as a leading corporate citizen is the way to produce sustainable value for our shareholders. That requires integrating citizenship across Pfizer’s value chain, through a well-defined framework that guides all that we do.”

RESOLVED: Shareholders request that the Board of Directors issue a sustainability report to shareholders, at reasonable cost, and omitting proprietary information, by October 31, 2007.

SUPPORTING STATEMENT

The report should include Amgen’s definition of sustainability, as well as a company-wide review of company policies, practices, and metrics related to long-term social and environmental sustainability.

We recommend that Amgen use the Global Reporting Initiative’s Sustainability Reporting Guidelines (“The Guidelines”) to prepare the report. The Global Reporting Initiative (www.globalreporting.org) is an international organization developed with representatives from the business, environmental, human rights and labor communities. The Guidelines provide guidance on report content, including performance on direct economic impacts, environmental, labor practices and decent work conditions, human rights, society, and product responsibility. The Guidelines provide a flexible reporting system that allows the omission of content that is not relevant to company operations. According to GRI, upwards of 1000 organizations around the world report using GM, including 3M, Intel, Starbucks, and Microsoft.

Board Response to Stockholder Proposal #2

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2 for the following reasons:

The Board believes that the Company’s current policies and practices concerning social, environmental and economic issues already address the underlying concerns raised by this stockholder proposal.

•

The Company requires every individual who conducts business for or on behalf of Amgen to behave ethically and in compliance with all applicable laws and Company policies and to exert due diligence in preventing and detecting violations of such laws and policies.

•

The Company’s operational guidelines require staff members involved with processes that could affect the environment to perform their jobs conscientiously and to mandate proper disposal of waste, accurate monitoring of environmental discharges and emissions and safe handling of hazardous materials. The Company has implemented programs that have demonstrated environmental responsibility in its energy use, water use and hazardous waste generation. LEED (Leadership in Energy and Environmental Design) standards are evaluated in the Company’s building designs and applied where appropriate.

•

The Company has been repeatedly recognized as responding to the needs and well-being of the Company’s employees. In 2006, Amgen appeared for the seventh time on Fortune’s “100 Best Companies to Work For in America” list, and The Scientist ranked Amgen first among large companies in its 2006 “Best Places to Work in Industry.”

•

The Company is committed to encouraging social well-being in the Company’s local communities and has undertaken a number of initiatives to serve patients and their families and the communities in which Amgen’s employees work and live, including the Amgen Foundation, corporate giving and disaster relief programs.

The Company’s website at http://www.amgen.com already reports on many of these initiatives and policies and how Amgen confronts the issues raised in the proposed resolution. For example, the website contains information with respect to existing reports and policies including codes of conduct for the Board, staff and suppliers, the Board’s Corporate Governance Principles, reporting of the minority and female statistical composition of the Company’s U.S. workforce, and the Company posts semi-annual reports of the Company’s political contributions in the United States.

The Board appreciates that investors have an interest in good corporate citizenship and social responsibility. The Board and the Corporate Responsibility and Compliance Committee maintain oversight and routinely assess the environmental programs and initiatives of the Company. The Board believes, however, that the investment of employee and financial resources required to produce the expansive report demanded in this proposal would be an unnecessary and imprudent use of stockholder assets.

For the foregoing reasons, the Board believes that the proposal is not in the best interests of Amgen or its stockholders and recommends a vote against it.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 28, 2007 by: (i) each director and nominee; (ii) our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended December 31, 2006 (collectively, the “Named Executive Officers”); (iii) all of our directors and nominees, Named Executive Officers and executive officers as a group; and (iv) each person known by us to beneficially own more than 5% of our common stock:

	Common Stock Beneficially Owned(1)(2)
Beneficial Owner	Number of Shares	Percent of Total
David Baltimore	117,284	*
Frank J. Biondi, Jr	111,684	*
Jerry D. Choate(3)	167,684	*
Frederick W. Gluck	104,684	*
Frank C. Herringer(4)	40,116	*
Gilbert S. Omenn	287,192	*
Judith C. Pelham	103,684	*
J. Paul Reason	95,734	*
Leonard D. Schaeffer	34,684	*
Kevin W. Sharer(5)	513,851	*
George J. Morrow	255,417	*
Roger M. Perlmutter	492,031	*
Dennis M. Fenton(6)	502,655	*
Richard D. Nanula	523,750	*
Barclays Global Investors, NA (7) 45 Fremont Street San Francisco, CA 94104	69,963,730	6%
All directors and nominees, Named Executive Officers and executive officers as a group (18 individuals)(3)(4)(5)(6)	3,671,914	*

*	Less than 1%

(1)	Information in this table is based on our records and information provided by directors, nominees, Named Executive Officers, executive officers and by public filings. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and nominees, Named Executive Officers and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust. Based on 1,167,043,894 shares of our common stock outstanding as of February 28, 2007.

(2)	Includes shares which the individuals shown have the right to acquire upon vesting of restricted stock units or exercise of options as of February 28, 2007 or within 60 days thereafter (but excludes shares which the individuals have the right to acquire upon the vesting of restricted stock units that are subject to a deferral date that is later than 60 days after February 28, 2007) as follows: Dr. Baltimore, 109,000 shares; Mr. Biondi, 107,000 shares; Mr. Choate, 155,000 shares; Mr. Gluck, 95,000 shares; Mr. Herringer, 25,000 shares; Dr. Omenn, 111,000 shares; Ms. Pelham, 95,000 shares; Adm. Reason, 91,000 shares; Mr. Schaeffer, 30,000 shares; Mr. Sharer, 386,249 shares; Mr. Morrow, 245,417 shares; Dr. Perlmutter, 443,750 shares; Dr. Fenton, 405,670 shares; and Mr. Nanula, 513,750 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(3)	Includes 4,000 shares held by JDC Family Foundation, a 501(c)(3) non-profit charitable trust, for which Mr. Choate is the trustee with sole voting and investment power with respect to such shares. Mr. Choate disclaims any beneficial interest in such shares.

(4)	Includes 10,075 shares held by family trusts.

(5)	Includes 123,294 shares held by a trust.

(6)	Includes 83,649 shares held by family trusts, for which Mr. Fenton has shared voting and investment power.

(7)	The amounts shown and the following information was provided by Barclays Global Investors, NA. and certain of its affiliates pursuant to a Schedule 13G filed with the SEC on January 23, 2007, indicating beneficial ownership as of January 9, 2007. The shares include: (i) Barclays Global Investors, NA. reported sole voting power with respect to 41,656,371 shares of our common stock and sole dispositive power with respect to 49,781,815 shares of our common stock; (ii) Barclays Global Fund Advisors reported sole voting power with respect to 10,050,187 shares of our common stock and sole dispositive power with respect to 10,058,545 shares of our common stock; (iii) Barclays Global Investors, Ltd. reported sole voting power with respect to 7,238,670 shares of our common stock and sole dispositive power with respect to 7,238,670 shares of our common stock; (iv) Barclays Global Investors Japan Trust and Banking Company Limited reported sole voting power with respect to 1,255,862 shares of our common stock and sole dispositive power with respect to 1,255,862 shares of our common stock; and (v) Barclays Global Investors Japan Limited reported sole voting power with respect to 1,628,838 shares of our common stock and sole dispositive power with respect to 1,628,838 shares of our common stock.

CORPORATE GOVERNANCE

Board Independence

The Board has determined that each of our non-employee directors, which includes all four nominees for election to the Board at the Annual Meeting, are independent under the listing standards of NASDAQ. Mr. Sharer is not independent based on his service as our Chief Executive Officer and President. In making its independence determinations, the Board reviewed transactions and relationships between the director or any member of his or her immediate family and us or one of our subsidiaries or affiliates based on information provided by the director, Company records and publicly available information. Specifically, the Board considered the following types of relationships and transactions: (i) principal employment of and other public company directorships held by each non-employee director, which are set forth in “ITEM 1—ELECTION OF DIRECTORS” above; (ii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any entity for which the non-employee director or his or her immediate family member is an executive officer or greater-than-10% shareholder; and (iii) contracts or arrangements that are ongoing or which existed during any of the past three fiscal years between the Company and/or its subsidiaries or affiliates and any other public company for which the non-employee director serves as a director. The relationships and transactions reviewed by the Board included the following:

•

Dr. Baltimore is currently President Emeritus of and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. The following contracts and arrangements exist between the Company or its affiliates and Caltech: (i) the Company has several agreements with Caltech pursuant to which the Company is to pay Caltech for research and research facility-related other services and where the aggregate amount involved for all such agreements is less than $100,000; and (ii) the Amgen Foundation has approved a $1 million grant to Caltech in four equal installments from 2006 to 2009 for the Amgen Scholars program, which funds summer science research programs at ten leading universities.

•

Mr. Biondi is a director of The Bank of New York Company, Inc., or BNY. Following its acquisition of JPMorgan’s corporate trust business in 2006, BNY became the trustee under our outstanding 4.00% Senior Notes due 2009, 4.85% Senior Notes due 2014, 0.125% Convertible Notes due 2011 and 0.375% Convertible Notes dues 2013. Since that time, the amounts paid to or billed by BNY for corporate trustee services total less than $26,000.

In each case, the Board determined that the relationships and transactions reviewed with respect to each non-employee director did not warrant a determination that the director was not independent.

Board Meetings

The Board held six meetings in 2006, and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. We and the Board expect all directors to attend the annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All members of the Board were present at our 2006 annual meeting of stockholders.

The independent members of the Board met in executive session without management six times in 2006 and the Chairman of the Governance and Nominating Committee presided at such meetings.

Board Committees

The Board maintains charters for each of its standing committees, which include the Audit Committee, the Compensation and Management Development Committee, the Corporate Responsibility and Compliance Committee and the Governance and Nominating Committee. In addition, the Board has adopted a written set of corporate governance principles and a director’s code of conduct that generally formalize practices we have in place. To view the charters of these committees, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at http://www.amgen.com.1

Audit Committee

The Audit Committee met nine times in 2006. Mr. Biondi serves as Chairman and Dr. Baltimore, Mr. Herringer, Dr. Omenn and Ms. Pelham serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and each member is independent under the listing standards of NASDAQ and the rules of the Securities and Exchange Commission, or SEC, regarding audit committee membership. The Board has determined that each of Messrs. Biondi and Herringer is an “audit committee financial expert” as defined by the SEC.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation and Management Development Committee, or Compensation Committee, met six times in 2006. Mr. Choate serves as Chairman and Mr. Gluck, Adm. Reason and Mr. Schaeffer serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the standards of NASDAQ.

The Compensation Committee is responsible for assisting our Board in fulfilling its fiduciary duties with respect to the oversight of the Company’s compensation plans, policies and programs, including the determination of executive compensation. The Governance and Nominating Committee is responsible for evaluating and making recommendations to our Board regarding director compensation.

The processes and procedures for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including the Named Executive Officers, is generally determined annually in March.

•

With respect to our Chief Executive Officer, or CEO, during the first calendar quarter of each year, the Compensation Committee reviews and approves individual and corporate goals and objectives for the

[1]	This website is not intended to function as a hyperlink, and the information contained on the Company's website is not intended to be part of this Proxy Statement.

current year, evaluates his performance in light of the goals and objectives established for the prior year, considers competitive market data and establishes his compensation based on this evaluation. The values of each component of total direct compensation (base salary, target annual cash incentive and equity awards) for the current year, as well as total annual compensation for the prior year (including equity holdings, potential change of control payments and vested benefits under our Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year), are considered at this time. As part of the evaluation process, the Compensation Committee Chairman solicits comments from other Board members. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

Our Compensation Committee determines compensation for the other executive officers based on the recommendations of our CEO following an annual performance review by our CEO with each of the other executive officers, all of whom report directly to our CEO. During the performance reviews, the other executive officers have an opportunity to provide input regarding their contributions to the Company’s success for the period being assessed. As with CEO compensation, the Compensation Committee also considers competitive market data in making final determinations regarding the compensation of the other executive officers. The Compensation Committee has typically followed these recommendations.

•

Our Board has delegated the responsibility for determining equity awards to non-Section 16 officers and employees below the level of Senior Vice President to the Equity Award Committee of the Board. The Equity Award Committee has the authority to make equity-based grants to eligible employees for purposes of compensation, retention, promotion and commencement of employment under the Company’s plans and programs, consistent with the guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee at least twice a year summarizing the equity-based awards made by the Equity Award Committee. The sole member of the Equity Award Committee is Mr. Sharer.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2006.

•	The Compensation Committee holds executive sessions (with no members of management present) at each of its meetings.

Governance and Nominating Committee

The Governance and Nominating Committee, or Governance Committee, met four times in 2006. Mr. Herringer serves as Chairman and Messrs. Choate and Gluck serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the standards of NASDAQ.

The Governance Committee oversees the corporate governance and Board membership matters of the Company. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group, then the Governance Committee may determine to make recommendations to our Board regarding possible changes. The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2006.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No director compensation consultants were retained in 2006. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	In 2006, the Governance Committee reviewed a benchmark analysis of the current director compensation program and determined to make no changes.

The Governance Committee is also responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board, and our officers and employees, and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board, and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this Proxy Statement as Appendix C. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive and certain other officers.

Corporate Responsibility and Compliance Committee

The Corporate Responsibility and Compliance Committee, or Compliance Committee, met four times in 2006. Mr. Schaeffer serves as Chairman and Drs. Baltimore and Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee. The Compliance Committee is responsible for overseeing our corporate compliance program and reviewing our programs in the areas of ethical conduct, environmental protection, health and safety, human resources and government affairs. Additionally, the Compliance Committee monitors political, social and environmental trends and public policy issues that may affect our business or public image, and reviews our political and charitable activities.

Executive Committee

The Executive Committee met once in 2006. Mr. Sharer serves as Chairman, and Messrs. Biondi, Choate, Herringer and Schaeffer serve as members of the Executive Committee. The Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters including Board composition and compensation, changes to our Restated Certificate of Incorporation, or any other matter expressly prohibited by law or our Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the Chairman of the Governance Committee.

COMPENSATION DISCUSSION AND ANALYSIS

[to be included in definitive proxy statement]

EXECUTIVE COMPENSATION

[to be included in definitive proxy statement]

DIRECTOR COMPENSATION

[to be included in definitive proxy statement]

Compensation Committee Report1

The Compensation and Management Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2007 Annual Meeting Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation and Management Development Committee

of the

Board of Directors

Jerry D. Choate, Chairman

Frederick W. Gluck

J. Paul Reason

Leonard D. Schaeffer

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Choate and Gluck, Adm. Reason and Mr. Schaeffer. Mr. Choate’s daughter, Amy Choate, was employed by us as a human resources manager until January 16, 2007. Her 2006 compensation (salary, bonus, vacation benefits and equity awards valued in accordance with Financial Accounting Standard No. 123(R), “Share-Based Payment”) was less than the threshold amount that would require disclosure as a related party transaction.

[1]

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

AUDIT MATTERS

Audit Committee Report1

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2006.

The Audit Committee has also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

Frank C. Herringer

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following summarizes the fees paid to Ernst & Young for the years ended December 31, 2006 and 2005:

	2006	2005
Audit	$5,874,000	$5,086,000
Audit-Related	415,000	893,000
Tax	266,000	721,000

Total Fees	$6,555,000	$6,700,000

Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings into a co-promotion arrangement and third party royalties owed to the Company. Tax fees are primarily attributable to various corporate tax planning and compliance activities and expatriate tax compliance. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2006 and 2005. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has

[1]

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit services prior to the engagement of Ernst & Young for such services. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions Policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, serves as a director, or is a partner or principal or in a similar position or in which such person has a greater-than-five-percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness) between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions; or (3) transactions approved by another independent committee of our Board.

Transactions with Related Persons

Loans to Executive Officers

As a result of the Sarbanes-Oxley Act, we no longer make personal loans to executive officers that are prohibited by such act. Prior to the Sarbanes-Oxley Act, we had made personal loans to the executive officers listed below in connection with their relocation closer to our offices. The annual interest rate on the loan to Dr. Perlmutter was 3% during the year ended December 31, 2006. The interest rate on the loan to Dr. Perlmutter was established and has been adjusted annually based on the average introductory rates on adjustable loans offered by California banks and savings and loans. Dr. Perlmutter paid off the loan in full in June 2006 in accordance with the terms of the loan. The loan to Mr. Nanula is fixed at 5% for the term of the loan.

Name	Date of Loan	Original Amount of Loan	Largest Aggregate Indebtedness During 2006	Aggregate Outstanding Indebtedness at March , 2007			Aggregate Principal Payments During 2006	Aggregate Interest Payments During 2006	Maturity Date
Richard D. Nanula	June 2001	$3,000,000	$3,150,000	$	[	]	0	$150,000	June 2010
Roger M. Perlmutter	June 2001	$1,000,000	$1,000,000		0		$1,000,000	$15,000	June 2006

Other Relationships

On March 2, 2001, we signed a letter agreement with Dr. Joan Kreiss, the spouse of Dr. Perlmutter, Executive Vice President, Research and Development, regarding possible funding of research grants for certain scientific work conducted by Dr. Kreiss. Under the terms of the letter agreement, if Dr. Kreiss relocates to Southern California, we will work with Dr. Kreiss and any new university with which she affiliates to try to obtain fellowships or grants to replace those that Dr. Kreiss is unable to transfer, if any. In addition, if replacement fellowships or grants cannot be obtained from other sources, Amgen, as part of its general scientific research mission or through its charitable contribution programs, will work with Dr. Kreiss and the new university with which she affiliates to fund any deficits or grants which are attributable to fellowships or grants that she is not able to transfer, up to an amount not to exceed $1,250,000 per year for a period of five years from the date that Dr. Kreiss assumes a new position in Southern California. We have not funded any amounts pursuant to this agreement.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with NASDAQ. Based solely on our review of the reports filed by Reporting Persons, and written representations from certain Reporting Persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2006, the Reporting Persons met all applicable Section 16(a) filing requirements, except for Michael A. Kelly with respect to which in March 2006, a Form 4 was not filed in connection with the automatic withholding of our common stock for the payment of tax liability incident to the vesting of restricted shares of our common stock. The delinquent filing, which was the result of an administrative error, was corrected by subsequent disclosure on Form 5 filed for the 2006 fiscal year.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2008 Proxy Statement, your proposal must be received by us no later than             , and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to our Bylaws. Under our Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2008 annual meeting of stockholders that will not be included in our Proxy Statement, you must comply with the procedures described below. In addition, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 10, 2008, and no later than February 9, 2008.

Our Bylaws provide that a stockholder’s nomination must contain the following information about the nominee: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Exchange Act; (2) appropriate biographical information including, but not limited to, the nominee’s personal and professional experience and affiliations to permit the Board to determine whether such nominee meets the qualification and independence standards adopted by the Board; and (3) such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected. Any candidates recommended by stockholders for nomination by the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

Our Bylaws provide that a stockholder’s notice of a proposed business item must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons for conducting such business at the meeting; and (4) any material interest of the stockholder making the proposal in such business.

In addition, our Bylaws provide that a stockholder giving notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder; (2) the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder; (3) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business item; and (4) a representation whether the stockholder intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item.

You may write to our Secretary at our principal executive office, One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 38-5-A, or contact Investor Relations by telephone at (805) 447-1060. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

By Order of the Board of Directors

David J. Scott

Secretary

March     , 2007

Appendix A

PROPOSED CHARTER DECLASSIFICATION AMENDMENT

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders to adopt the Bylaw Declassification Amendment and the filing of a Certificate of Amendment to the Charter which includes the Charter Declassification Amendment with the Secretary of State of the State of Delaware by and on behalf of the Company.

The Restated Certificate of Incorporation of the Company shall be amended by changing Article FIFTH so that, as amended, said Article shall be and read in its entirety as follows:

FIFTH:    (a)    The number of directors which shall constitute the whole Board of Directors of this corporation shall be fixed by resolution of the Board of Directors from time to time, subject to the provisions of this Article FIFTH.

(b)    At each annual meeting of stockholders of this corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as of and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior death, resignation, retirement, disqualification or removal from office; provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

(c)    No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d)    Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office (and not by stockholders), even though less than a quorum of the Board of Directors. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of the stockholders. Each such director shall serve until the director’s term expires in accordance with the foregoing provision or until the director’s prior death, resignation, retirement, disqualification or removal from office; provided that the director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

A-I

Appendix B

PROPOSED BYLAW DECLASSIFICATION AMENDMENT

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders to adopt the Charter Declassification Amendment and the filing of a Certificate of Amendment to the Charter which includes the Charter Declassification Amendment with the Secretary of State of the State of Delaware by and on behalf of the Company.

1.	Section 17 of Article IV of the Bylaws shall be deleted in its entirety:

“Section 17. [Intentionally Omitted]”

2.	Section 18 of Article IV of the Bylaws shall be deleted in its entirety:

“Section 18. [Intentionally Omitted]”

B-I

Appendix C

GUIDELINES FOR MEMBERSHIP ON THE BOARD OF DIRECTORS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a)    For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b)    In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

C-I

Printed on recycled paper	© 2007 Amgen Inc. All Rights Reserved

Only Amgen stockholders with admittance tickets will be admitted to the 2007 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership on March 12, 2007.

☐	Please send me an admittance ticket for the Amgen Inc. 2007 Annual Meeting of Stockholders to be held on Wednesday, May 9, 2007 in Providence, Rhode Island.

Name		(Please print)

Address

( )
City	State	Zip	Telephone No.

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE ANNUAL MEETING OF STOCKHOLDERS.

AMGEN INC.

One Amgen Center Drive, Thousand Oaks, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS For the 2007 Annual Meeting of Stockholders - May 9, 2007

Kevin W. Sharer, Richard D. Nanula and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2007 Annual Meeting of Stockholders of Amgen Inc., to be held at the Westin Providence, One West Exchange Street, Providence, Rhode Island 02903, on Wednesday, May 9, 2007, at 10:00 A.M. local time, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

14475

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 9, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the proposals to approve amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws eliminating the classification of the Board of Directors and AGAINST Stockholder Proposals #1 and #2. As of the date hereof, the undersigned hereby acknowledges receipt of the accompanying Notice of 2007 Annual Meeting of Stockholders to be held May 9, 2007, the 2007 Proxy Statement and the Company’s Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2006

In their discretion, the Proxy Holders are authorized to vote upon such other matters as may properly come before the 2007 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors at present knows of no other business to be presented at the 2007 Annual Meeting of Stockholders.

The Board of Directors recommends a vote “FOR” each of items # 1, 2, 3 and 4 below.

1. To elect four directors for a three year term expiring at the 2010 Annual Meeting of Stockholders.

Mr. Frank J. Biondi, Jr.

Mr. Jerry D. Choate

Mr. Frank C. Herringer

Dr. Gilbert S. Omenn

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2007;

3. To approve the amendments to the Company’s Restated Certificate of Incorporation eliminating the classification of the Board of Directors.

4. To approve the amendments to the Company’s Amended and Restated Bylaws eliminating the classification of the Board of Directors.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals

1 and 2 in item #5 below.

5. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Animal Welfare Policy):

Stockholder Proposal #2 (Sustainability Report):

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the register name(s)on the account may not be submitted via this method.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BALLOT

Annual Meeting of Stockholders of Amgen Inc.

May 9, 2007

INSTRUCTIONS: Please mark your votes as follows:  ☒

1.	To elect four directors for a three year term expiring at the 2010 Annual Meeting of Stockholders:

Nominees:

	FOR	AGAINST	ABSTAIN

Mr. Frank J. Biondi, Jr.	☐	☐	☐
Mr. Jerry D. Choate	☐	☐	☐
Mr. Frank C. Herringer	☐	☐	☐
Dr. Gilbert S. Omenn	☐	☐	☐

The Board of Directors recommends a vote “FOR” each nominee named above.

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the year ending December 31, 2007:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP.

3.	To approve the amendments to the Company’s Restated Certificate of Incorporation eliminating the classification of the Board of Directors:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the amendments described above.

4.	To approve the amendments to the Company’s Amended and Restated Bylaws eliminating the classification of the Board of Directors:

FOR	AGAINST	ABSTAIN

☐	☐	☐

The Board of Directors recommends a vote “FOR” the amendments described above.

5.	STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Animal Welfare Policy)	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1.

Stockholder Proposal #2 (Sustainability Report)	FOR	AGAINST	ABSTAIN

	☐	☐	☐

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2.

PLEASE COMPLETE THE FOLLOWING:	Date:
Print Name(s) of Stockholder(s):

Signature(s) of Stockholder(s):*

Number of Shares:

* Please sign exactly as your name appears on your stock certificate or legal proxy, as the case may be. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person, stating title.

If you received a legal proxy from your bank, broker or other nominee, please hand that in together with your ballot. If you have voted by proxy, you need not vote again unless you wish to change your vote.

If the meeting must be adjourned before the polls are closed and you instructed to do so, please mail your ballot to the Company as follows:

Amgen Inc.
Attention: Secretary
One Amgen Center Drive
M/S 38-5-A
Thousand Oaks, CA 91320